UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

May 5, 2003
Date of Report (Date of earliest event reported)

STEINER LEISURE LIMITED
(Exact name of registrant as specified in its charter)

0-28972
(Commission File Number)

Commonwealth of The Bahamas	98-0164731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 104A, Saffrey Squire Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Officer)	(Zip Code)

(242) 356-0006
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address; if changed since last report)

Item 5.  Other Events

In order to address inquires received by Steiner Leisure Limited from the public, set forth below are quarterly revenues and cost of revenues data for the second and third quarters of 2002. These amounts exclude the day spa segment, which has been reported in discontinued operations in our December 31, 2002 10-K.

	Second Quarter	Third Quarter
	(In thousands)
Revenues:
Services	$42,053	$45,932
Products	18,890	21,088
Total revenues	$60,943	$67,020

Cost of Revenues:
Cost of services	$33,353	$36,664
Cost of products	14,174	15,807
Total cost of revenues	$47,527	$52,471

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEINER LEISURE LIMITED

Date: May 5, 2003	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer